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                                  PROMISSORY NOTE

$452,791.17                                                         May 16, 1995

     FOR VALUE RECEIVED, Golden State Vintners, a California corporation ("Maker") promises to pay to Cottonwood Vineyard, a California corporation ("Holder"), in lawful money of the United States, the principal sum of Four Hundred Fifty-Two Thousand Seven Hundred Ninety-One Dollars and Seventeen Cents ($452,791.17) as set forth below.

     1. INTEREST. Interest on the principal sum of this note shall accrue at the rate of eight percent (8%) per annum until October 1, 1997, and thereafter at the rate of ten percent (10%) per annum, based on a 365 day year and the actual number of days elapsed.

     2. PAYMENTS: DUE ON SALE. Interest only shall be payable annually on December 31, commencing on December 31, 1995, and continuing until January 1, 2003, at which time the entire principal sum and all accrued but unpaid interest and any other sums payable hereunder shall be due and payable. In the event of a voluntary sale, alienation, or conveyance of any portion of the property described in the Deed of Trust securing this Note and irrespective of the maturity date expressed herein, any indebtedness or obligation hereunder shall at the option of the holder become immediately due and payable.

     3. PREPAYMENT. This Note may be prepaid in whole or in part, at any time, without penalty or premium, on any date that a payment of interest is due hereunder, upon thirty (30) days prior written notice to Holder.

     4. APPLICATION OF PAYMENTS. All payments received by Holder shall be applied first to accrued interest, then to other charges due with respect to this Note and then to the unpaid principal balance.

     5. This Note is secured by a Deed of Trust and Assignment of Rents (the "Deed of Trust") of even date herewith, encumbering certain real property located in Kern County, California (the "Property").

     6. WAIVERS. Maker waives diligence, presentment, protest and demand and also notice of protest, demand, dishonor, acceleration, intent to accelerate, and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time without notice, and consents to the acceptance of security or the release of any security for this Note, all without in any way affecting the liability of Maker. No extension of time for the payment of this Note, or any installment hereof, agreed to by Holder with any person now or hereafter liable for the payment of this Note, shall affect the original liability of Maker under this Note, even if Maker is not a party to such agreement.


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     7.   MAXIMUM LEGAL RATE OF INTEREST.  All agreements between Maker and
Holder, whether now existing or hereafter arising, are hereby limited so that in no event shall the interest charged hereunder or agreed to be paid to Holder exceed the maximum amount permissible under applicable law. Holder shall be entitled to amortize, prorate and spread throughout the full term of this Note all interest paid or payable so that the interest paid does not exceed the maximum amount permitted by law. If Holder ever receives interest or anything deemed interest in excess of the maximum lawful amount, an amount equal to the excessive interest shall be applied to the reduction of the principal. If interest otherwise payable to Holder would exceed the maximum lawful amount, the interest payable shall be reduced to the maximum amount permitted under applicable law. This paragraph shall control all agreements between Maker and Holder in connection with the indebtedness evidenced hereby.

     8. NON-RECOURSE. Neither Maker, any partner of Maker nor any successor or assign of Maker approved by Holder shall be liable personally for the repayment of the indebtedness evidenced by this Note (the "Indebtedness"); provided, however, that this provision shall not be construed to release or impair the Indebtedness or the lien created by the Deed of Trust, or preclude the application of the Property to the payment of the Indebtedness as provided by the Deed of Trust.

     9.   MISCELLANEOUS.

          a. Maker shall pay all costs, including, without limitation, reasonable attorneys' fees incurred by Holder in collecting the sums due hereunder or in connection with the release of any security for this Note.

          b. This Note may be modified only by a written agreement executed by Maker and Holder.

          c.   This Note shall be governed by California law.

          d. The terms of this Note shall inure to the benefit of and bind Maker and Holder and their respective heirs, legal representatives and successors and assigns.

          e. Time is of the essence with respect to all matters set forth in this Note.


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          IN WITNESS WHEREOF, Maker has executed this Note as of the date and year first above written.

                              Maker:    GOLDEN STATE VINTNERS
                                        a California corporation


                                   By:  /s/  Mark D. McDonnell
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                                   Its: Secretary
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